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                                                                     EXHIBIT 5.1

                   [Opinion of Morgan, Lewis & Bockius LLP]



September 2, 1999



Annaly Mortgage Management, Inc.
12 East 41st Street, Suite 700
New York, New York 10017

Re:  Issuance of Shares Pursuant to Registration Statement on Form S-3
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Ladies and Gentlemen:

We have acted as special counsel to Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of shares of common stock, par value $.01 per share (the "Common Shares"), and shares of preferred stock, par value $.01 per share (the "Preferred Shares"), of the Company with an aggregate public offering price of up to $200,000,000 that may be issued by the Company (collectively, the "Shares"), all of which Shares may be sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). Unless otherwise defined, capitalized terms used herein have the respective meanings ascribed to those terms in the Registration Statement.

In arriving at the opinion expressed below, we have assumed that the amount, terms, classification and reclassification of the Shares to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement and in accordance with the Company's Articles of Amendment and Restatement of Articles of Incorporation, as amended to date (the "Restated Articles"), and applicable Maryland law. We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Restated Articles, the By-Laws of the Company, as amended to date, and such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, we are of the opinion that, as of the date hereof:

1. The Common Shares have been duly authorized and, when issued and sold as contemplated by the Registration Statement and any Prospectus Supplement and consideration therefor is received by the Company, will be duly and validly issued, fully paid and nonassessable.

2. With respect to the Preferred Shares, when (i) appropriate Articles Supplementary to the Restated Articles relating to the class or series of the Preferred Shares to be sold under the Registration Statement have been duly adopted by the Board of Directors, have been filed with and accepted for record by the State Department of Assessments and Taxation of the Sate of Maryland and have become effective, (ii) the terms of the sale of the Preferred Shares have been duly established in conformity with the Restated Articles and the Company's By-Laws, which terms do not violate any applicable law or result in a default or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Preferred Shares have been issued and sold as contemplated by the Registration Statement and consideration therefor received by the Company, the Preferred Shares will be duly and validly issued, fully paid and nonassessable.

We render this opinion as members of the Bar of the State of New York and express no opinion as to any law other than the Corporations and Associations Article of the Annotated Code of Maryland.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters". In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan Lewis & Bockius LLP